UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

CORELOGIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CoreLogic Board Comments on Senator/Cannae’s Initiation of Written Consent Process to Remove and Replace Additional Directors

Irvine, Calif., November 24, 2020 – CoreLogic (NYSE: CLGX), a leading global provider of property information, insight, analytics and data-enabled solutions, today issued the following statement from its Board of Directors in response to the initiation by Senator Investment Group LP and Cannae Holdings, Inc. of a potential solicitation of written consents to remove seven additional CoreLogic directors and replace them with six Senator/Cannae nominees:

“The Board of Directors is working to oversee, and is fully supportive of, its robust sale process to maximize value for CoreLogic shareholders. This process has already resulted in written indications of interest in acquiring CoreLogic at values of at least $80 per share from multiple competing parties – and the process is well underway. We are pursuing a process that is designed to achieve a successful outcome, and we expect to receive definitive proposals in early 2021.”

About CoreLogic

CoreLogic (NYSE: CLGX), the leading provider of property insights and solutions, promotes a healthy housing market and thriving communities. Through its enhanced property data solutions, services and technologies, CoreLogic enables real estate professionals, financial institutions, insurance carriers, government agencies and other housing market participants to help millions of people find, buy and protect their homes. For more information, please visit www.corelogic.com.

Safe Harbor/Forward Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to expected financial results and the near and long-term consequences of the unsolicited proposal we received from Senator Investment Group, LP (“Senator”) and Cannae Holdings, Inc. (“Cannae”) on June 26, 2020, as revised on September 14, 2020 (the “Unsolicited Proposal”). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the Securities and Exchange Commission. These risks and uncertainties include but are not limited to: any potential developments related to the Unsolicited Proposal; any impact resulting from COVID19; our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on our ability to repurchase our shares; changes in prices at which we are able to repurchase our shares; limitations on access to or increase in prices for data from external sources, including government and public record sources; systems interruptions that may impair the delivery of our products and services; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; difficult conditions in the mortgage and consumer lending industries and the economy generally; uncertainties regarding the outcome of any discussions with third parties indicating an interest in acquiring CoreLogic; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; and impairments in our goodwill or other intangible assets. CoreLogic can offer no assurances that it will enter any transaction in the future or, if entered into, what the terms of any such transaction would be. The forward-looking statements speak only as of the date they are made. CoreLogic does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Important Additional Information and Where to Find It

CoreLogic, Inc. plans to file a consent revocation statement (the “Consent Revocation Statement”), together with a WHITE consent revocation card, with the SEC in connection with the consent solicitation initiated by Senator Investment Group LP and Cannae Holdings, Inc., and certain of their respective affiliates (the “Consent Solicitation”). STOCKHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT CORELOGIC FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the Consent Revocation Statement, any amendments or supplements thereto and any other documents (including the WHITE consent revocation card) when filed by CoreLogic with the SEC in connection with the Consent Solicitation at the SEC’s website (http://www.sec.gov), at the Company’s website (https://investor.corelogic.com), or by contacting Innisfree M&A Incorporated by phone toll-free at (877) 750-9498 (from the U.S. and Canada) or +1 (412) 232-3651 (from other locations), or by mail at Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York, 10022.

Participants in the Solicitation

CoreLogic, its directors and certain of its executive officers and employees will be participants in the solicitation of consent revocation cards from stockholders in connection with the Consent Solicitation. Additional information regarding the identity of these participants, none of whom owns in excess of one percent (1%) of CoreLogic’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Consent Revocation Statement and other materials to be filed with the SEC in connection with the Consent Solicitation. Information relating to the foregoing can also be found in CoreLogic’s definitive proxy statement for its special meeting of stockholders held on November 17, 2020 (the “Proxy Statement”), filed with the SEC on September 22, 2020. To the extent holdings of CoreLogic’s securities by such participants (or the identity of such participants) have changed since the information printed in the Proxy Statement, such information has been or will be reflected on Statements of Ownership and Change in Ownership on Forms 3 and 4 filed with the SEC.

CORELOGIC and the CoreLogic logo are trademarks of CoreLogic, Inc. and/or its subsidiaries. All other trademarks are the property of their respective owners.

CLGX-F

Contacts

Investors:

Dan Smith

703-610-5410

danlsmith@corelogic.com

Media:

Sard Verbinnen & Co.

George Sard/Robin Weinberg/Devin Broda

CoreLogic-SVC@SARDVERB.com

3